Exhibit 99.01
SYMANTEC CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On August 1, 2016, Symantec Corporation (“Symantec”, “we”, “our”, and the “Company” refer to Symantec Corporation and all of its subsidiaries) completed its acquisition of Blue Coat, Inc. (“Blue Coat”), a provider of advanced web security solutions for global enterprises and governments. The addition of Blue Coat’s suite of network and cloud security products to our innovative Enterprise Security product portfolio has enhanced our threat protection and information protection products while providing us with complementary products, such as advanced web and cloud security solutions, that address the network and cloud security needs of enterprises. This augmentation of our product portfolio, together with the integration of Blue Coat’s large threat database with our global civilian cyber intelligence threat network, allows us to provide an integrated cyber defense platform, addressing both endpoint and network security, and offer differentiated security solutions. It also positions us well to introduce new cybersecurity solutions that address the ever-evolving threat landscape, the changes introduced by the shift to mobile and cloud along with the adoption of Internet of Things (IoT) devices. Our enhanced portfolio also positions us well to address the challenges created by regulatory and privacy concerns.
The following unaudited Pro Forma Condensed Combined Financial Statements are based on the historical financial statements of Symantec and Blue Coat, presented in accordance with rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) and have been prepared subject to the assumptions and adjustments as described in the notes to the unaudited Pro Forma Condensed Combined Financial Statements.
The Company has made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed in the acquisition as of the acquisition date based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to certain tax matters, intangible assets, identification of contingencies, and goodwill, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented for the purpose of providing unaudited Pro Forma Condensed Combined Financial Statements in the accompanying Current Report on Form 8-K. The Company expects to finalize its accounting for the business combination as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic (“ASC”) 805, Business Combinations, but in no event later than one year from August 1, 2016.
The unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of, or intended to represent, the Company’s results of operations that would have been achieved if the acquisition had occurred on April 4, 2015, the first day of the Company’s 2016 fiscal year, or to project the Company’s results of operations for any future period. The unaudited Pro Forma Condensed Combined Financial Statements do not include any adjustments for cost of any integration activities or the benefit that may result from the realization of future cost savings from operating synergies, or any revenue, tax, or other synergies between Symantec and Blue Coat.
The unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with Symantec’s historical Consolidated Financial Statements included in its Annual Report on Form 10-K for its year ended April 1, 2016 and in its Form 10-Q for its quarterly period ended December 30, 2016, and Blue Coat’s historical Consolidated Financial Statements for the year ended April 30, 2016 which were filed with the SEC as a part of its Registration Statement on Form S-1 (No. 333-211786), and as of and for the three months ended July 31, 2016, contained in the Company’s Form 8-K/A filed on October 5, 2016. The unaudited Pro Forma Condensed Combined Financial Statements for the three months ended July 1, 2016 and the year ended April 1, 2016 are included in the Company's Form 8-K/A filed with the SEC on October 5, 2016. Both the Company’s and Blue Coat’s Consolidated Financial Statements were prepared in accordance with the accounting principles generally accepted in the United Stated of America (“U.S. GAAP”). The acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805 and applying the pro forma assumptions and adjustments described in the accompanying notes to the unaudited Pro Forma Condensed Combined Financial Statements.

SYMANTEC CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 30, 2016

	Historical
	Nine Months Ended December 30, 2016	Three Months Ended July 31, 2016	Pro Forma One Month A
(In millions, except per share amounts)	Symantec	Blue Coat	Blue Coat	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$2,904	$179	$44	$—		$3,127
Cost of revenues	594	46	16	46	B,C	702
Gross profit	2,310	133	28	(46)		2,425
Operating expenses:
Sales and marketing	1,006	62	22	15	C,D	1,105
Research and development	574	40	14	6	C	634
General and administrative	360	73	4	(40)	C,F	397
Amortization of intangible assets	91	28	—	11	B	130
Restructuring, separation, transition, and other	201	—	—	—		201
Total operating expenses	2,232	203	40	(8)		2,467
Operating income (loss)	78	(70)	(12)	(38)		(42)
Interest income	14	—	—	—		14
Interest expense	(134)	(28)	—	(5)	E	(167)
Other income (expense), net	28	(5)	—	—		23
Loss from continuing operations before income taxes	(14)	(103)	(12)	(43)		(172)
Income tax expense (benefit)	45	(20)	2	(39)	G	(12)
Loss from continuing operations	$(59)	$(83)	$(14)	$(4)		$(160)

Loss from continuing operations per share:
Basic	$(0.10)				H	$(0.26)
Diluted	$(0.10)				H	$(0.26)

Weighted-average shares outstanding:
Basic	618				H	620
Diluted	618				H	620

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Combined Financial Statements.

SYMANTEC CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JANUARY 1, 2016

	Historical
	Nine Months Ended January 1, 2016	Period from May 1 to May 23, 2015 (Predecessor)	Period from May 23, 2015 to January 31, 2016 (Successor)	Pro Forma Adjustments		Pro Forma Combined
(In millions, except per share amounts)	Symantec	Blue Coat	Blue Coat
Net revenues	$2,727	$29	$396	$—		$3,152
Cost of revenues	468	7	154	101	B,C	730
Gross profit	2,259	22	242	(101)		2,422
Operating expenses:
Sales and marketing	984	12	158	19	C,D	1,173
Research and development	571	7	85	16	C	679
General and administrative	218	22	91	46	C	377
Amortization of intangible assets	41	2	90	2	B	135
Restructuring, separation, transition, and other	116	—	3	—		119
Total operating expenses	1,930	43	427	83		2,483
Operating income (loss)	329	(21)	(185)	(184)		(61)
Interest income	6	—	—	—		6
Interest expense	(56)	(4)	(72)	(6)	E	(138)
Other expense, net	(3)	—	(4)	—		(7)
Income (loss) from continuing operations before income taxes	276	(25)	(261)	(190)		(200)
Income tax expense (benefit)	84	(8)	(46)	(68)	G	(38)
Income (loss) from continuing operations	$192	$(17)	$(215)	$(122)		$(162)

Income (loss) from continuing operations per share:
Basic	$0.28				H	$(0.24)
Diluted	$0.28				H	$(0.24)

Weighted-average shares outstanding:
Basic	677				H	679
Diluted	683				H	679

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Description of Transaction and Basis of Presentation
On August 1, 2016, we completed our acquisition of Blue Coat, a provider of advanced web security solutions for global enterprises and governments. The preliminary net purchase price of approximately $4.67 billion consisted primarily of a cash consideration, issuance of new Symantec debt and settling outstanding Blue Coat debt. Symantec assumed the outstanding equity incentive plans and generally retained the terms and conditions under which they were originally granted.
The unaudited Pro Forma Condensed Combined Balance Sheet as of July 1, 2016 and the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended April 1, 2016 and three months ended July 1, 2016 are included in the Company's Form 8-K/A filed with the SEC on October 5, 2016. The unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended December 30, 2016 and January 1, 2016 have been prepared to reflect the acquisition of Blue Coat as if it had occurred on April 4, 2015, the first day of the Company’s 2016 fiscal year. The Company’s unaudited Condensed Consolidated Statement of Operations for the nine months ended December 30, 2016 has been combined with Blue Coat’s unaudited Condensed Consolidated Statements of Operations for the three months ended July 31, 2016, contained in the Company’s Form 8-K/A filed with the SEC on October 5, 2016. See also footnote (A) in Note 3 for further details on the preparation of the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended December 30, 2016. The Company’s unaudited Condensed Consolidated Statement of Operations for the nine months ended January 1, 2016 has been combined with Blue Coat’s unaudited Condensed Consolidated Statements of Operations for the combined nine months ended January 31, 2016. Blue Coat operated as Project Barbour Holdings Corporation, which is referred to herein as the “predecessor,” until May 22, 2015. On May 22, 2015, Blue Coat, which is referred to herein as the “successor,” acquired Project Barbour Holdings Corporation, in connection with an investment by investment funds controlled by Bain Capital Investors, LLC and certain co-investors. The successor was created for the sole purpose of acquiring the predecessor and had no prior operations. The unaudited Pro Forma Condensed Combined Statement of Operations includes Blue Coat’s audited historical Consolidated Statements of Operations for the predecessor period from May 1, 2015 through May 22, 2015 and the successor period from May 23, 2015 through January 31, 2016. The Company’s fiscal year end was April 1, 2016, while Blue Coat’s fiscal year end was April 30, 2016. Accordingly, the Company has aligned within one month Blue Coat’s reporting period to the Company’s fiscal year.
The unaudited Pro Forma Condensed Combined Financial Statements included herein have not been prepared in accordance with the rules of U.S. GAAP, and do not include any adjustments for cost of any integration activities or the benefit that may result from the realization of future cost savings from operating synergies, or any revenue, tax, or other synergies between Symantec and Blue Coat.
The unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting and were based on the historical financial statements of Symantec and Blue Coat. All unaudited Pro Forma Condensed Combined Financial Statements use Symantec’s period end dates.
The acquisition method of accounting is based on ASC 805 which uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. The financial statements of Symantec issued after completion of the acquisition reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited Pro Forma Condensed Combined Financial Statements. The financial statements of Symantec issued after the completion of the acquisition have not been retroactively restated to reflect the historical financial position or results of operations of Blue Coat. In addition, ASC 805 establishes that the purchase consideration transferred be measured at the closing date of the acquisition at the then-current market price.
Note 2. Accounting Policies
As part of preparing the unaudited Pro Forma Condensed Combined Financial Statements, Symantec conducted a review of the accounting policies of Blue Coat to determine if differences in accounting policies require recasting of results of operations or reclassification of assets or liabilities to conform to Symantec’s accounting policies and classifications. See footnote (C) in Note 3 for further details on deferred commissions.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

A.
Symantec's historical unaudited Condensed Consolidated Statement of Operations for the nine months ended December 30, 2016 included five months of Blue Coat activities as the acquisition occurred on August 1, 2016. The four months of operating results of Blue Coat prior to the acquisition included in Symantec's Pro Forma Condensed Consolidated Statement of Operations for the nine months ended December 30, 2016 consisted of: (i) Blue Coat’s unaudited Condensed Consolidated Statements of Operations for the three months ended July 31, 2016; and (ii) Symantec's estimate of one month of operating results of Blue Coat based on the operating results attributable to Blue Coat from August 1 to September 30, 2016.

B.
Intangible asset amortization - To eliminate historical amortization expense related to Blue Coat’s existing intangible assets and to reflect amortization of acquired intangible assets based on the estimated fair values and useful lives expected to be recorded as a result of the acquisition.

(In millions)	Blue Coat Historical Amortization	New Intangible Asset Amortization	Pro Forma Amortization Adjustment
Nine Months Ended December 30, 2016:
Cost of revenues	$85	$132	$47
Operating expenses: Amortization of intangible assets	81	92	11
Total amortization of intangible assets	$166	$224	$58

Nine Months Ended January 1, 2016:
Cost of revenues	$31	$132	$101
Operating expenses: Amortization of intangible assets	92	94	2
Total amortization of intangible assets	$123	$226	$103
Amortization recognized in operating expenses versus cost of revenues is based of Symantec’s policy on customer contracts and related relationships, developed technology, and finite-lived trade names. Symantec’s policy is to recognize all of developed technology in cost of revenues and all of trademarks and customer relationships in operating expenses.

C.
Stock-based compensation expense - To eliminate the historical stock-based compensation expense related to Blue Coat’s existing equity awards and reflect the new stock-based compensation expense based on the estimated fair values and vesting periods of equity awards assumed by Symantec as a result of the acquisition.

(In millions)	Blue Coat Historical Stock-Based Compensation	Stock-Based Compensation Expense Based Upon Preliminary Fair Values	Increase (Decreased) in Stock-Based Compensation Expense
Nine Months Ended December 30, 2016:
Cost of revenues	$1	$—	$(1)
Sales and marketing	20	31	11
Research and development	10	16	6
General and administrative	35	46	11
Total stock-based compensation	$66	$93	$27

Nine Months Ended January 1, 2016:
Cost of revenues	$1	$1	$—
Sales and marketing	4	34	30
Research and development	2	18	16
General and administrative	9	55	46
Total stock-based compensation	$16	$108	$92

D.
Deferred commissions - In order to conform Blue Coat’s accounting policy for commissions with Symantec’s policy, a reduction of $11 million to sales and marketing expense for the nine months ended January 1, 2016 was made to defer a portion of Blue Coat’s historical commission expense. The deferred commissions are subsequently expensed over the term of the related customer sales contracts in proportion to the related future revenue streams, resulting in an addition of $4 million commission expense to sales and marketing expense for the nine months ended December 30, 2016.

E.
Interest expense - To eliminate historical interest expense related to Blue Coat’s debt that was paid off as part of the acquisition. Interest expense is associated with the new debt issued in order to partly finance the acquisition.

	Nine Months Ended
(In millions)	December 30, 2016	January 1, 2016
Eliminate interest expense on Blue Coat debt	$(74)	$(76)
New interest expense on debt financing	79	82
Pro forma adjustment on interest expense	$5	$6

F.	Acquisition expenses - To eliminate acquisition costs recorded in the nine months ended December 30, 2016 of $46 million and $5 million for Symantec and Blue Coat, respectively.

G.
Income tax expense - To record the tax effect of pro forma adjustments using estimated applicable statutory tax rates. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities.

H.
Loss from continuing operations per share - The pro forma condensed combined basic and diluted loss from continuing operations per share calculations are based on the combined basic and diluted weighted-average shares.

	Nine Months Ended
(In millions, except per share data)	December 30, 2016	January 1, 2016
Pro forma weighted-average shares, basic and diluted
Historical Symantec weighted average shares outstanding	618	677
Equity issued as acquisition consideration	1	2
Vesting of Blue Coat restricted stock unit replacement awards	1	—
Pro forma weighted-average shares, basic and diluted	620	679

Pro forma loss per share, basic and diluted
Pro forma loss from continuing operations	$(160)	$(162)
Basic and diluted weighted average shares outstanding	620	679
Pro forma loss per share, basic and diluted	$(0.26)	$(0.24)